Exhibit 15(a)(x)
                                 ADDENDUM ADDING
                           SSGA AGGRESSIVE EQUITY FUND
                                TO THE SSgA FUNDS
                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSgA Aggressive Equity Fund (the "Fund") be added as a "Fund" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Fund.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Fund shall be until April 12, 1999.

Dated: September 1, 1998

ATTEST:                        SSgA FUNDS


By: s/ Deedra S. Walkey        By: /s/ Lynn L. Anderson
    -----------------------        -----------------------------------
                                   Lynn L. Anderson
                                   President


ATTEST:                        RUSSELL FUND DISTRIBUTORS, INC.


By: /s/ Carla L. Anderson      By: /s/ J. David Griswold
    ---------------------          -----------------------------------
                                   J. David Griswold
                                   Associate General Counsel and
                                     Assistant Secretary